Exhibit 99.3

Brickell Biotech Announces Closing of $8.05 Million Bought Deal Offering of Common Stock, Including Full Exercise of the Underwriter’s Option to Purchase Additional Shares

BOULDER, CO – July 22, 2021 – Brickell Biotech, Inc. (Nasdaq: BBI) (the “Company” or “Brickell”), a clinical-stage pharmaceutical company focused on developing innovative and differentiated prescription therapeutics for the treatment of debilitating skin diseases, today announced the closing of its previously announced public offering of 12,983,871 shares of common stock of the Company, including the full exercise by the underwriter of its option to purchase 1,693,548 shares of common stock, at a price to the public of $0.62 per share, less underwriting discounts and commissions. The gross proceeds of the offering were approximately $8.05 million, before deducting underwriting discounts and commissions and offering expenses payable by Brickell. The Company intends to use the net proceeds of the offering for research and development, including clinical trials, working capital and general corporate purposes.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

The shares of common stock described above were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-254037) filed with the Securities and Exchange Commission (“SEC”) and declared effective on March 17, 2021. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail at placements@hcwco.com or by calling (212) 856-5711.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation, or sale is unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Brickell

Brickell Biotech, Inc. is a clinical-stage pharmaceutical company focused on the development of innovative and differentiated prescription therapeutics for debilitating skin diseases with a focus on its lead asset sofpironium bromide for the treatment of hyperhidrosis. Brickell’s executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta® and Juvederm®. Brickell’s strategy is to leverage this experience to in-license, acquire, develop and commercialize innovative and differentiated pharmaceutical products that Brickell believes can be successful in the marketplace and transform lives by solving currently unmet patient needs.

Cautionary Note Regarding Forward-Looking Statements

Any statements made in this press release relating to our anticipated use of net proceeds are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “look forward” and similar expressions and their variants, as they relate to Brickell, may identify forward-looking statements. Brickell cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties contained in Brickell’s filings with the United States Securities and Exchange Commission. The forward-looking statements represent the estimates of Brickell as of the date hereof only, and Brickell specifically disclaims any duty or obligation to update forward-looking statements.

Brickell Investor Contact:
Dan Ferry
LifeSci Advisors
(617) 430-7576
daniel@lifesciadvisors.com